EXHIBIT 99.1



                           Peter C. Cosmas Co., CPA's
                              370 Lexington Avenue
                                   Suite 1205
                               New York, NY 10017
                       (212) 697-6200 - FAX (212) 687-3333




Gentlemen,


     We are unable to complete the audit of the financial statements of Pacel Corp., as of December 31, 2002 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, as we just received the information to allow us to complete our audit. Thank you.



Very truly yours,

/s/ Peter C. Cosmas
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Peter C. Cosmas Co., CPA's
New York, NY
March 31, 2003